                               SERVICES AGREEMENT

                                     BETWEEN

                        CITIGROUP FINANCIAL PRODUCTS INC.

                                       AS

                                    INVESTOR

                                       AND

                                CHINAWE.COM INC.

                                       AS

                                SERVICE PROVIDER

                           DATED AS OF APRIL 29, 2004

                               SERVICES AGREEMENT

         THIS AGREEMENT is made and entered into as of the 29th day of April,
2004, but effective as of the Effective Date, by and between Citigroup Financial
Products Inc., a Delaware corporation ("Investor") and ChinaWe.Com Inc., a
California corporation ("Service Provider").

                                    RECITALS

         WHEREAS, Investor will acquire a portfolio of Assets, composed primarily of commercial, industrial loans and residential loans and potentially commercial, industrial and residential real estate and from Great Wall Asset
Management Company (the "Seller") pursuant to the Loan Sale and Purchase
Agreement dated as of April 27, 2004 (the "Effective Date") by and between Great
Wall Asset Management Company and the Investor (the "Purchase Agreement"), which portfolio is described in Exhibit A attached hereto,

         WHEREAS, Service Provider has experience and skill in the reporting, servicing and asset management of commercial, industrial loans and residential loans and potentially commercial, industrial and residential real estate and leases; and

         WHEREAS, based on Service Provider's experience and skill in the servicing and asset management of commercial, industrial loans, residential loans, leases and potentially commercial, industrial and residential real estate, Investor desires to engage Service Provider for the period from the
Effective Date until the Closing Date (the "Interim Period") to provide (i)
certain reporting, advisory, consultation, management and disposition services with respect to ownership, management, marketing and disposition of the Assets and (ii) certain loan servicing services with respect to servicing the Assets, and Service Provider has agreed to provide such services upon the terms and conditions hereinafter set forth. Investor intends enter into an agreement with
Service Provider on or after the Closing Date pursuant to which Service Provider will provide substantially the same services as the services set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings, applicable equally to the singular and plural nouns and verbs of any tense:

         AGREEMENT: This Services Agreement and all amendments hereof and supplements hereto.

                                                                          Page 2

         AFFILIATE: With respect to any Person (the "First Person"), any Person or group of Persons that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such First Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such
Person, whether through the ownership of voting securities or by contract or otherwise.

         ASSETS: The term Assets shall mean:

         (i) the loans described on Exhibit A-1;
         (ii) any assets that the parties agree in writing to add to Exhibit A during the Term.

         AUDIT REPORT: is defined in Section 8.4.

         BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in PRC, Hong Kong or New York [all of our cash flows via NY] are authorized or obligated by law or executive order to be closed.

         BUSINESS PLANS: The plans initially prepared by Service Provider for the management and disposition of the Assets pursuant to Section 5.2, as the same may be amended or modified from time to time by Investor and Service
Provider pursuant to this Agreement.

         CLOSING DATE: Has the meaning ascribed to it in the Purchase Agreement.

         DEFAULTING PARTY:  The "Defaulting Party" is defined in Section
12.1(a).

         DISPOSITION PLAN:  A written request for approval submitted by Service \
Provider to Investor for resolution of an Asset.

         EFFECTIVE DATE: The date that the Purchase Agreement is executed by all parties thereto.

         EVENT OF DEFAULT: Any event of default as specified in Article 12 hereof.

         INSURANCE AND CONDEMNATION PROCEEDS: Amounts received with respect to a particular Asset pursuant to the related hazard insurance policy or any related title or other insurance policy, or as a condemnation award or settlement or payment in lieu thereof, or pursuant to any fidelity bond.

         INVESTOR:  The term Investor is defined in the Preamble hereof.

                                                                          Page 3

         LIMITATIONS ON AUTHORITY is defined in Section 5.4.

         LOAN: Each loan which is included within the Assets and which are the subject of this Agreement as identified on Exhibit A attached hereto.

         LOAN DOCUMENTS: With respect to each Loan and any other Related
Security Documents evidencing and securing such Loan.

         LOAN FILE: With respect to each Loan and any Related Security Documents pertaining to such Loan, any other Loan Documents obtained from Seller and any additional documents required from time to time by the Loan Documents and as the same may be added to the Loan File pursuant to this Agreement.

         MORTGAGE: With respect to any Loan, the mortgage, deed of trust or other instrument creating a first, second or other priority of lien on an estate in real property, if any, and securing such Loan.

         MORTGAGED PROPERTY: With respect to any Loan secured by real property, the property subject to the related Mortgage.

         MORTGAGOR: With respect to any Loan secured by real property, the Obligor.

         NON-DEFAULTING PARTY:  The "Non-Defaulting Party" is defined in Section
12.1(a).

         OBLIGOR: (i) With respect to a Loan secured by real property, the
Mortgagor and/or borrower or Related Security Document and, with respect to any other Loan, the borrower, and (ii) any guarantor, co-signer or other person liable or otherwise obligated under a Related Security Document.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.

         PURCHASE AGREEMENT is defined in the Recitals.

         RELATED SECURITY DOCUMENTS: With respect to each Loan, each instrument, contract or other document securing such Loan including, without limitation, any
Mortgage, any assignment of lease and/or rents, security agreement, financing statement, chattel mortgage, guaranty, letter of credit, certificate of deposit or other pledged account, key employee insurance policy or other insurance policy, power(s) of attorney, loan agreement, credit line agreement, deeds, change agreement, Keun-mortgage related document, receipts, resolutions, certificates, debt redemption or transfer document, pledge, or other instrument, contract or document securing such Loan.

                                                                          Page 4

         REMITTANCE DATE: The 1st Business Day of any calendar month, beginning on the 1st Business Day of the calendar month next following the calendar month during which the purchase of the Assets under the Purchase Agreement closes.

         REO PROPERTY: Individually or collectively, (i) each individual property which is the subject of this Agreement on the Effective Date identified in Exhibit A as an REO Property; attached hereto, (ii) each Mortgaged Property the ownership of which, or a ground leasehold estate in which, as the case may be, is acquired by or on behalf of Investor or any Affiliate thereof through foreclosure or deed in lieu of foreclosure or otherwise after the Effective Date at which time such property will cease to come within the definition of
"Mortgaged Property", and (iii) any real estate asset which is acquired by or on behalf of Investor or any Affiliate thereof as part of the settlement of any
Loan.

         SELLER: The term Seller is defined in the Recitals hereof.

         SERVICE PROVIDER: The term Service Provider is defined in the Preamble hereof.

         SERVICING FEE: The term Servicing Fee is defined in Section 8.1 hereof.

         SERVICING STANDARD: The term Servicing Standard is defined in Section
5.3 hereof.

         TERM:  The Initial Term and any Renewal Terms.

         THIRD PARTY CONTRACTS is defined in Section 7.1.

                                   ARTICLE II

                          RETENTION OF SERVICE PROVIDER

                  (a) Investor hereby retains Service Provider as its agent for the purpose of performing the services described in this Agreement with respect to the Assets. Service Provider will ensure that each of Vivian
         Chu and Ken Wai (or such other persons agreed to in writing by
         Investor) work on a full time basis to provide the services set forth herein. Service Provider agrees that if it is contacted by or contacts an investor ("Third Party Investor") other than the Investor to provide services similar to the services Service Provider is to provide hereunder, it will offer Investor a right to engage Service Provider on substantially the same terms as the Third Party Investor and if
         Investor does not exercise its right within ten (10) business days,
         Service Provider may offer its services to such Third Party Investor without Investor's consent.

                  (b) Subject to the terms and conditions set forth herein,
         Service Provider agrees to provide advisory, consultation, reporting and management services in accordance with this Agreement.

                                                                          Page 5

                  (c) The parties to this Agreement acknowledge that Service
         Provider will not acquire title to, any security interest in, or any rights of any kind in or to the Assets (or any income, receipts or revenues therefrom except to the extent of the fees described in
         Article VIII).

                                   ARTICLE III

                                TERM OF AGREEMENT

         This Agreement shall continue in force through the last day of the
Interim Period unless terminated in accordance with Article XII or unless extended by Investor in accordance with this Agreement;

                                   ARTICLE IV

                             ASSET MANAGEMENT DUTIES

         4.1 Service Provider's Duties and Responsibilities. Subject to the
Purchase Agreement, the Service Provider's duties under this Agreement shall be to provide reporting and asset management services for the Assets. Service
Provider's asset management duties shall include, without limitation, liaising with the Seller relating to Asset resolution decisions, advising Investor in relation to the management, disposition and servicing on the manner Service
Provider deems best consistent with the Servicing Standard. Service Provider's duties and responsibilities are subject in all events to the Limitations on
Authority Service Provider's duties shall include, but not be limited to, the following:

                  (a) Service Provider shall promptly gather (with reasonable third-party costs including, without limitation, charges for photocopying expenses, being at the cost and expense of Investor)
         review of the Loan Files and other written materials and other appropriate sources, all reasonably available information regarding the
         Assets and any property acquired with respect thereto;

                  (b) Service Provider shall promptly undertake site inspections of Mortgaged Property and REO Property as Service Provider deems appropriate or upon the written request of Investor (with reasonable out-of-pocket and third-party costs including, without limitation, reasonable travel expenses, being at the cost and expense of Investor);

                  (c) Service Provider shall assist Investor in analyzing and evaluation information regarding the Assets;

                  (d) Upon reasonable prior written request by Investor, Service
         Provider shall consult with Investor by telephone or by meetings during
         Service Provider's normal and customary business hours, in connection with their duties hereunder ;

                  (e) Service Provider shall prepare or provide documents
         relative to the delegation of authority as provided in Section 4.4;

                                                                          Page 6

                  (f) Subject to the provisions hereof, Service Provider shall monitor all necessary filings to be made and use its best efforts to ensure that such filings are within the required time limits necessary from time to time to maintain perfection of the security interests of
         Investor evidenced by each Loan (provided, however, that the actual recording fees and filing fees shall be at Investor's expense) are made;

                  (g) Service Provider shall prepare monthly reports as provided in Section 8.2;

                  (h) With respect to Assets which are or become REO Property,
         Service Provider shall engage third parties, at the cost and with the prior consent of Investor, to provide, to Investor, property management services and leasing or brokerage services;

                  (i) Service Provider shall assist Investor with due diligence on the Assets and analyzing information relating to the Assets;

                  (j) Service Provider shall assist Seller to prepare for the transition of the servicing function from Seller to Service Provider or other service providers to be determined by Investor after the end of the Interim Period including, without limitation, the transfer of loan files and the preparation of all necessary documents and schedules;

                  (k) Service Provider will assist with the preparation of
         Business Plans.

                  (l) Service Provider shall assist with the closing of the
         purchase of the Assets as set forth in the Purchase Agreement.

                  (m) Service Provider will liaise with Seller as requested by
         Investor.

         4.2      Business Plans.

                  The Business Plans will contain strategies with different
         resolution plans, collection efforts and treatments for appropriate groups of the Loans and individual Loans as appropriate and for each
         REO Property, including a budget(s) for projected expenses to be incurred in conjunction with each such group of Loans, individual Loan or REO Property, as applicable.

         4.3 Servicing Standard. In performing its obligations under this
Agreement including those duties set forth in this Article IV and in Article V,
Service Provider shall at all times act in good faith and in the best interests of Investor with respect to the Assets and, using its reasonable efforts, shall carry out all of its obligations under this Agreement in a commercially reasonable manner and in accordance with normal and prudent practices in the distressed asset management and loan servicing businesses and consistent with
Service Provider's duties to Investor hereunder (the "Servicing Standard").

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         4.4 Limitations on Service Provider's Authority. Service Provider shall not have the authority, without obtaining Investor's prior written approval, to:

         (i)   enter into a commitment to dispose, sell, transfer, finance, pledge or hypothecate any Asset;

         (ii)  take any material action, including to resolve or dispose of any
               Asset.

         (iii) incur any costs on behalf of Investor;

         (iv)  enter into an agreement modifying or waiving the material terms of any Loan or related document or releasing any Obligor on any
               Loan from liability;

         (v)   exercise any right to accelerate the maturity of any Loan (except as contemplated within an approved Business Plan); or

         (vi)  act on behalf of, or hold itself out as having the authority to act on behalf of, Investor.

                                   ARTICLE V

                                SERVICING DUTIES

         5.1      General.

                  (a) Service Provider shall service and administer the Assets in accordance with the terms of this Agreement pursuant to the standard set forth in Section 4.3. In servicing the Assets, Service Provider shall use automated data processing services in support of the reporting and servicing functions, which will organize, retain and permit retrieval of data in an accurate, efficient and immediate manner.

                  (b) In performing its obligations hereunder, Service Provider shall at all times act pursuant to the standard set forth in Section
         4.3 and, subject to the Limitations on Authority, shall carry out its obligations hereunder. Service Provider shall employ adequate suitably experienced personnel in Hong Kong and elsewhere to perform its duties hereunder and shall maintain an efficient system for the monitoring of collection of all amounts due to Investor under the Loans and shall service the Assets in accordance with all applicable state, federal and other governmental laws, rules and regulations including without the limitation the Foreign Corrupt Practices Act.

         5.2 Monitoring of Collection of Payments. With respect to all Assets, beginning on the Effective Date, Service Provider shall continuously monitor all payments due to Investor attributable to the Assets, including but not limited to principal, interest, late fees (if any), proceeds of liquidation of defaulted
Loans (whether through foreclosure or otherwise), insurance and condemnation proceeds (other than proceeds which are required by applicable Loan

                                                                          Page 8

Documents to be applied to the repair or restoration of the applicable property), rentals, security deposits, license fees, lease payments and securing deposits. Service Provider shall use its best efforts (to the extent available for any Mortgaged Property) to obtain from time to time and forward to Investor current operating statements on a monthly basis for REO Property and no less frequently than annually for Mortgaged Property. In each monthly report, Service
Provider shall notify Investor of any new material monetary default by an
Obligor or a tenant for REO Property.

         5.3 Satisfaction and Release of Loans. Upon the payment in full of any
Loan, Service Provider will notify Investor.

         5.4 No Obligation to Make Advances. Service Provider has no obligation to advance its own funds to (a) make any payments of taxes or other charges as set forth in this Agreement, purchase any insurance required to be maintained pursuant to this Agreement pay or reimburse any Third Parties retained pursuant to Article VII, or (d) make any other payments which may be required of
Investor, including without limitation for any Loan advances, asset related expenses or any tenant finish, but shall promptly notify Investor in the event there are insufficient funds in the Operating Account from which to make such payment.

         5.5 Processing of Invoices. All expenses, including without limitation
Third Party costs, to be paid by Service Provider or for which Service Provider desires reimbursement from Investor must, subject to the Limitation on
Authority, be authorized pursuant to this Agreement and the prior written approval of Investor. If an expense is so authorized, Investor shall pay or reimburse those amounts to such third party(s) or Service Provider, as applicable, upon Service Provider's request within thirty (30) days of
Investor's receipt of such invoices and documentation. Notwithstanding the foregoing, the parties understand and agree that the Service Provider shall have no obligation to pay any fees or expenses, including without limitation to Third
Party Contractors, from its own funds and any decision by it to do so shall be within Service Provider's sole and absolute discretion. Notwithstanding the foregoing, however, the obligation to promptly pay hereunder shall be suspended in the event Investor or Service Provider is validly contesting or otherwise reasonably objecting to the payment of such item.

                                                                          Page 9

                                   ARTICLE VI

                      BOOKS, RECORDS, REPORTS AND ACCOUNTS

         6.1      Books and Records.

                  (a) At all times during the term of this Agreement, Service
         Provider shall maintain at the Contract Office, a complete and accurate set of files, books and records of all business activities and operations conducted by Service Provider in connection with Service
         Provider's performance under this Agreement. Service Provider shall make its files, books and records relating solely to the Assets available during normal business hours to Investor.

                  (b) Service Provider's records and accounts shall reflect, with respect to each Asset and with respect to all operations of
         Investor, all items of income and expense with respect to each such
         Asset, as well as information regarding the status of each such Asset, including appropriate appraisal, marketing, environmental, engineering and other information.

                  (c) Service Provider shall maintain and prepare all accounts required under this Agreement on a cash basis in accordance with US
         Generally Accepted Accounting Principles (or, upon written request from
         Investor in accordance with PRC GAAP) consistently applied. Upon written request from Investor, Service Provider shall provide Investor for the last calendar quarter of a year with the information necessary to satisfy such cash accounting needs as Investor may have.

                  (d) Service Provider must ensure that it maintains a copy of all of Service Provider's books, records and other Service Provider generated documents, including documents generated by Third-Party
         Contractors retained by Service Provider and will procure if Investor so requests, at Investor's cost and expense, an English translation of such documents.

         6.2      Reports; Audit.

                  (a) As soon as practicable but in any event by the fifteenth
         (15th) day of each month, Service Provider shall prepare and deliver to
         Investor reports substantially in the form attached hereto as Exhibit B
         (as amended from time to time upon written agreement of both Investor and Service Provider) with respect to the prior month. Further, the parties acknowledge that during this period, Investor may request minor changes in the reports that shall be performed at no cost to Investor.
         In addition, Service Provider shall promptly inform in writing Investor of all material developments regarding any Asset with an without waiting for the monthly reports. The forms of the reports specified in
         Exhibit B may be reasonably amended by the Investor, from time to time and in such event Service Provider shall be entitled to a reasonable time period before it is required to provide reports on such amended forms.

                                                                         Page 10

                  (b) At Investor's request and expense, Service Provider shall cause a firm of independent public accountants reasonably acceptable to
         Investor to furnish to Investor a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Loans and is of the opinion that, on the basis of such examination, Service Provider's servicing is and has been conducted in compliance with the provisions of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

                  (c) Upon Investor's request, Service Provider shall provide for the electronic transfer of all reports required pursuant to subsection (a) of this Section 6.2 and any servicing or other data regarding the Assets as Investor shall request.

         6.3 Investor's and Service Provider's Rights to Examine the Other's
Records. From time to time during the term of this Agreement and during the twelve (12) month period following the expiration or termination of this
Agreement, each party and their duly authorized agents, representatives or employees may, upon three (3) Business Days reasonable prior notice to the other, examine, audit and copy, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, files, or other information which was produced to perform this
Agreement or was received from third parties relating to the Assets, whether held by such party or by another on its behalf. Investor and Service Provider shall each treat as confidential any non-public information obtained during such examination or in performing any obligations hereunder; provided, however, that
Investor or Service Provider may disclose such information if required to do so by law or by any regulatory authority after giving notice to the other that it is required to make such disclosure.

         6.4 Service Provider Shall Provide Information as Required by Investor.
Service Provider shall furnish to Investor, during the term of this Agreement, such periodic, special or other reports or information in relation to the
Assets, whether or not provided for herein, as shall be necessary or reasonable, all such reports or information to be provided by, and in accordance with, such applicable instructions and directions as Investor may reasonably require

         6.5 Records Pertaining to Particular Assets. Service Provider's records and accounts shall reflect, with respect to each Asset, all items of expense incurred by Service Provider with respect to the management of such Asset, as well as information regarding the status of each such Asset, including appraisal, marketing, environmental, engineering and other information.

         6.6 Retention of Records. Unless returned to the other party or otherwise disposed of in accordance with the direction of the other party, for a period of not less than thirty six (36) months after the date of termination or expiration of this Agreement, each party shall continue to maintain all files and records pertaining to the performance of this Agreement.

                                                                         Page 11

                                   ARTICLE VII

                              THIRD PARTY CONTRACTS

         7.1 Third-Party Agreements. Service Provider shall advise Investor as to the necessity or desirability of entering into agreements (whether identified pursuant to this Section 7.1, "Third-Party Contracts"), at with Investor's prior written consent and at Investor's expense, with third parties (whether identified pursuant to this Section 7.1 or in the Business Plans, "Third-Party
Contractors") to perform the duties specified in this Section 7.1 and other duties Service Provider reasonably deems necessary with respect to the Assets and which duties are customarily performed by a third party. With Investor's prior written consent, Service Provider may enter into Third Party Contracts meeting the criteria set forth in (a) through (k) below:

                  (a) Legal/Audit/Valuation/Tax Services;

                  (b) Title Work;

                  (c) Financial Investigation Services;

                  (d) Commission Brokerage Services for Sales and Leasing of REO
                      Property;

                  (e) Marketing, Signage, Advertising and Printing Services for
REO Property;

                  (f) Surveying Services;

                  (g) Environmental Consulting Services;

                  (h) Property Management and Maintenance Services;

                  (i) Real estate tax challenge counsel, consultants or other services;

                  (j) General Construction and Construction Subcontracting
                      Services; and

                  (k) Architectural/Engineering/Construction Consulting
                      Services.

Service Provider shall not be liable for:

                  (a) the misconduct of the third parties it is entitled to
         engage as provided above in this Section 7.1 if :

                           (1) such third parties were approved by Investor or

                           (2) Service Provider was not negligent in the
                  selection of such third parties; or

                                                                         Page 12

                  (b) anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of such third parties which are attorneys, accountants or other independent experts;

provided that Service Provider procures the services for the benefit of
Investor, such that Investor has an enforceable cause of action against the third party for any breach of contract, misconduct, negligence or default by such third party. The provisions of the foregoing sentence shall not relieve
Service Provider of any obligations to otherwise perform in accordance with the
Servicing Standard.

7.2 Approval of Third-Party Contractors. Prior to Service Provider engaging a
Third-Party Contractor, Service Provider shall submit to Investor for its review and approval (i) the name of the Third-Party Contractor, (ii) a description of the Third-Party Contractor's company, (iii) a description of the services to be rendered and (iv) the fees or rate to be charged by the Third-Party Contractor.

                                  ARTICLE VIII

                         SERVICE PROVIDER'S COMPENSATION

         8.1 Asset Management and Servicing Fee. As compensation for its services hereunder Service Provider shall be entitled to be paid a fee by
Investor each month in arrears during the term of this Agreement, beginning on the Effective Date, in an amount equal [redacted pursuant to confidentiality request] (US$[ ]) per month; pro-rated for the first and last month of this
Agreement (the "Servicing Fee") and a fee in an amount equal to [redacted pursuant to confidentiality request] percent ([ ]%) of all collections and recoveries relating to the Assets received by Investor (as determined by
Investor in its reasonable discretion) from the Effective Date until Closing
Date less all fees, costs and expenses incurred by or on behalf of Investor in respect of such recoveries during such period (the "Collection Fee").

         8.2 Payment of Compensation. Service Provider shall deliver to Investor an invoice for the Servicing Fee on or around the 15th each month relating to the preceding calendar and Investor shall pay to Service Provider the Servicing
Fee, no later than 10 Business Days after receipt of such invoice. Investor shall pay the Collection Fee promptly after the Closing Date.

                                                                         Page 13

         8.3 Due Diligence Costs and Other Fees. Promptly upon receipt of an invoice from Service Provider, Investor shall pay Service Provider (i) on or after the Effective Date, a fee of One Hundred Thousand and no/100 Dollars
(US$100,000.00) , (ii) on or after the Effective Date, a fee of [redacted pursuant to confidentiality request] (US$[ ]) representing [redacted pursuant to confidentiality request] percent ([ ]%) of all of all collections and recoveries relating to the Assets received by Investor (as determined by Investor in its reasonable discretion) from March 31, 2002 to and including the Effective Date less all fees, costs and expenses incurred by or on behalf of Investor in respect of such recoveries on the Effective Date and (iii) On or after the
Closing Date, One Hundred Thousand and Fifty Thousand and no/100 Dollars
(US$150,000.00).

         8.4      Audit Report.

                  (a) During the term of this Agreement, Investor may at any time during the Term cause Investor's Auditors to prepare a written report ("Audit Report") and internal control letter at Investor's expense, stating whether any costs incurred under Third-Party Contracts paid for by Service Provider during the fiscal year was inaccurate in any material respect, and if so, specifying the inaccuracies and the effect of such inaccuracies on any amounts previously paid to Service
         Provider.

                                   ARTICLE IX

                                INVESTOR'S DUTIES

         9.1 Designate Representatives. On the date of this Agreement, and as necessary from time to time thereafter, Investor shall designate in writing at least two representatives (and continue to have designated at least two representatives at all times during the Term of this Agreement) with whom
Service Provider shall communicate, request consent or approval and provide notice as required under this Agreement, regarding all issues pertaining to the
Assets. Investor's initial representatives shall be John Redick and Patrick
Chui. Service Provider shall contact all of the Investor representatives to submit a notice or request for approval. It shall be the obligation of such representatives to communicate on the matter with the Investor and/or other representatives and, in the case of a consent or approval item, to secure the written consent or approval (or disapproval as the case may be) from the remainder of the representatives and provide Service Provider with Investor's written consent or approval (or disapproval as the case may be) on the matter.
Unless Investor notifies Service Provider otherwise in writing, an action of
Investor as contemplated by this section shall require the written authorization of two (2) representatives of Investor; notwithstanding this, however, Service
Provider may rely on a communication from any one Investor Representative as being unanimous authorization unless such communication indicates otherwise.
Such representatives, acting as provided herein, shall have authority to act on behalf of Investor on any and all matters requiring Investor's consent or approval or receipt of notice hereunder.

                                                                         Page 14

         9.2 Furnish Loan Files, Information and Cooperation with Service
Provider. As of the date of execution of this Agreement or as soon thereafter as may be practicable, Investor shall use its reasonable best efforts to deliver or otherwise provide to Service Provider original or copies of all Loan Files, documents, correspondence, data, reports, information and items in its possession or control pertaining to the Assets received from Seller. Investor shall thereafter furnish Service Provider material information required of
Investor and otherwise provide cooperation and assistance to Service Provider to permit the orderly performance of Service Provider's duties under this
Agreement. Service Provider shall not be liable for any of its failures or delays in performance under this Agreement to the extent caused by the failure to receive or a delay in receiving the information or cooperation described above in this Section 9.2.

         9.3 Compensate Service Provider. Investor shall timely compensate
Service Provider for its services under this Agreement in accordance with the provisions of this Agreement.

         9.4 Requests for Approval by Investor. Investor shall act promptly with respect to any written request by Service Provider for approval of any action proposed to be taken by Service Provider recommendation of the action, which should be taken, and reasonable alternative courses of action, requesting
Investor's approval of the action recommended by Service Provider.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Service Provider's Indemnity. As a material inducement to Investor to enter into this Agreement, Service Provider hereby unconditionally and irrevocably covenants and agrees to indemnify and hold harmless Investor, its
Affiliates, successors and assigns, and all of its and their officers, directors, shareholders, partners, agents, employees (including "contract"
employees) and controlling Persons (collectively, "Investor Indemnitees")
against any and all claims, losses, penalties, fines, forfeitures, judgments, reasonable attorneys' fees and related litigation costs, fees and expenses and amounts paid in settlement (collectively, "Investor Losses") actually and reasonably incurred in connection with any claim(s) against any Investor
Indemnitee which are finally determined to have been caused by Service
Provider's negligence, bad faith or willful misconduct in connection with
Service Provider's performance under this Agreement, unless the relevant actions were taken with the express consent of Investor; provided, however, if and to the extent that such Investor Losses are covered and actually paid by insurance, the Investor Indemnitees shall not also be entitled to recover that amount under this indemnity. For the avoidance of doubt, neither the Investor nor any
Investor Indemnitee shall be required to first claim under insurance in respect of any Investor Losses covered by this indemnity.

                                                                         Page 15

Service Provider further covenants and agrees to make full and timely payment to each and every Investor Indemnitee of any reasonable expenses (including reasonable attorneys' fees) which such Investor Indemnitee may incur in the enforcement of this Section against Service Provider.

         10.2 Investor's Indemnity. As a material inducement to Service Provider to enter into this Agreement, Investor hereby unconditionally and irrevocably covenants and agrees to indemnify and hold harmless Service Provider, its
Affiliates, successors and assigns, and all of its and their officers, directors, shareholders, agents, employees (including "contract" employees) and controlling persons (collectively, "Service Provider Indemnitees") against any and all claims, losses, penalties, fines, forfeitures, judgments, reasonable attorneys' fees and related litigation costs, fees and expenses and amounts paid in settlement (collectively, "Service Provider Losses") actually and reasonably incurred in connection with any claim(s) against any Service Provider Indemnitee which result from or are based upon actions taken with the express consent to
Investor or which otherwise arise from or relate to the Assets, this Agreement or Service Provider's performance (or lack of performance) under this Agreement, unless and to the extent such Service Provider Losses are finally determined to have been caused by Service Provider's negligence, bad faith or willful misconduct in connection with Service Provider's performance under this
Agreement or Service Provider's breach of or default under this Agreement;
provided, however, that if and to the extent that such Service Provider Losses are covered and actually paid by insurance the Service Provider Indemnitees shall not be also entitled to recover that amount under this indemnity. For the avoidance of doubt neither the Service Provider nor any Service Provider
Indemnitee shall be required to first claim under insurance in respect of any
Service Provider Losses covered by this indemnity.

Investor further covenants and agrees to make full and timely payment to each and every Service Provider Indemnitee of any reasonable expense (including reasonable attorney's fees) which such Service Provider Indemnitee may incur in the enforcement of this Section against Investor.

         10.3 Indemnity Procedures. If any claim shall be asserted, or any action, suit or other proceeding shall be instituted, by a third party against any Indemnitee (each an "Indemnified Party"), with respect to any occurrence as to which the other party (an "Indemnifying Party") shall have any indemnity obligation under this Agreement, such Indemnified Party shall promptly notify
Indemnifying Party of the assertion of such claim, action, suit or proceeding and shall tender the defense and, subject to this Section 10.3, settlement or compromise of any such claim, action, suit or proceeding to Indemnifying Party for conduct thereof by Indemnifying Party. In respect of a third party claim against Service Provider, pending a final determination between the parties with respect to a particular matter, Service Provider shall be presumed to be the
Indemnified Party with respect to such matter, unless Investor has determined in good faith that it is not liable to indemnify Service Provider under this
Agreement and has provided a written notice to Service Provider to this effect including a brief summary of the reasons for this position. Indemnifying Party shall timely commence and diligently continue such defense, settlement or compromise at Indemnifying Party's sole expense.

         10.4 Recovery of Costs in Resolving Disputes. In the event any dispute between the parties to this Agreement shall result in litigation, arbitration or other proceeding, the court shall

                                                                         Page 16

have the discretion to award to the prevailing party all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses, fees and disbursements shall be included in and made a part of the judgment recovered by the prevailing party, if any.

                                   ARTICLE XI

                                    INSURANCE

         11.1 Liability Insurance. Service Provider shall obtain and maintain at all times during the term of this Agreement comprehensive general liability, professional liability, automobile liability, workers' compensation and other insurance to protect the interest of Service Provider in connection with the performance of this Agreement. As soon as practicable after the date of this
Agreement, Service Provider shall cause to be delivered to Investor a statement from the insurance company that such policy shall in no event be terminated or materially modified by the insurance company without 30 days' prior written notice to Investor.

         11.2 Issuer; Policy Terms; Notice of Cancellation. The issuer, policy terms and forms, and coverage with respect to all insurance required pursuant to this Article shall be subject to the reasonable approval of Investor. Service
Provider agrees to notify Investor, or to cause Investor to be notified, in writing immediately and in addition to the notice to Investor provided for in
Section 11.1, and in no event within more than ten (10) days, of the notice of cancellation or termination of any such coverage by the issuer and shall immediately obtain new insurance in accordance with this Article XI.

         11.3 Evidence of Insurance. On the effective date of this Agreement,
Service Provider shall provide to Investor for approval copies of policies, certificates of insurance or other proof evidencing its insurance coverage as required under this Article XI.

                                                                         Page 17

                                   ARTICLE XII

                    TERMINATION OF AGREEMENT: PROCEDURES UPON
                     TERMINATION OR EXPIRATION OF AGREEMENT

         12.1     Termination.

                  (a) Events of Default. Each party ("Non-Defaulting Party) may terminate this Agreement by written notice to the other party
         ("Defaulting Party") at any time following the occurrence of an Event of Default by the Defaulting Party. As used herein, the term "Event of
         Default" by the Defaulting Party shall mean the occurrence of one or more of the following:

                           (1) the failure of the Defaulting Party to maintain
                  insurance as required by Article XI and the other provisions of this Agreement;

                           (2) the failure by the Defaulting Party to pay or
                  transfer monies when and as payment shall be required pursuant to the terms of this Agreement;

                           (3) the failure by the Defaulting Party to perform
                  any of its non-monetary obligations in accordance with the terms of this Agreement or breach of a representation or
                  warranty hereunder;

                           (4) the filing of a petition in bankruptcy or for
                  reorganization pursuant to bankruptcy, insolvency or any
                  similar law, US, Hong Kong or other jurisdiction by the
                  Defaulting Party, or the adjudication by decree of a court of competent jurisdiction that any party is a bankrupt, or is declared insolvent, or if the Defaulting Party shall make an assignment for the benefit of creditors, or is unable to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property;

                           (5) the filing of a petition in bankruptcy against
                  the Defaulting Party or for reorganization of the Defaulting
                  Party to this Agreement pursuant to bankruptcy, insolvency or any similar law, federal or state, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed or if a receiver or trustee is appointed for or attachment is made by a creditor of the Defaulting Party upon substantially all of or a
                  material portion of the assets of the Defaulting Party and such receivership or attachment is not discharged within sixty
                  (60) days of such appointment;

                           (6) a creditor executes upon, forecloses or otherwise
                  involuntarily acquires, otherwise receives in satisfaction of an obligation or obtains a judgment lien against substantially all of or a material portion of the assets of the Defaulting
                  Party;

                                                                         Page 18

                           (7) any fraud, material dishonesty or material
                  misconduct of the Defaulting Party;

                           (8) a change in the ownership of fifty percent (50%)
                  of the Service Provider without the prior written consent of the Investor; or

                           (9) the Defaulting Party regularly or habitually
                  commits a breach of this Agreement and has received its third written notice of such breach from the Non-Defaulting Party setting out in reasonably specificity the details of the
                  breach and stating that it intends to exercise its right to terminate this Agreement under this Section if any further breaches occur.

                  (c) Termination If Purchase Agreement Does Not Close. This
         Agreement shall terminate in the event that the Purchase Agreement is terminated.

         12.2  Notice of Default. In the event of the occurrence of an Event of
         Default, the Non-Defaulting Party shall provide the Defaulting Party written notice setting forth the nature of such Event of Default and that the Non-Defaulting Party may terminate this Agreement by written notice, which termination shall be effective upon receipt of the notice or upon the date specified in the notice.

         12.3  Effect of Termination.

               (a)  Upon the termination of this Agreement, Investor's
                    appointment of Service Provider shall terminate, but the
                    termination of this Agreement for any reason shall not
                    affect any right, obligation or liability that has accrued under this Agreement prior to the date of termination except for any obligation which cannot reasonably be performed by
                    Service Provider if Service Provider is no longer employed by Investor (i.e., no access to files and records of Assets, etc.) provided Service Provider notifies Investor promptly upon learning that any such obligation has arisen and that
                    Service Provider cannot reasonably perform such obligation for such reason.

               (b)  In the event of an Investor termination pursuant to Section
                    12.1, Investor shall pay Service Provider (i) on or before ten (10) days following the date of termination, a sum of
                    money equal to the Servicing Fee and Collection Fee for the month of the termination, pro rated to the date that the
                    notice of termination was given.

                                                                         Page 19

               (c)  In the event Service Provider terminates this Agreement under Section 12.1, Service Provider agrees that if the
                    Investor has used its best efforts in good faith prior to
                    termination to locate a substitute Service Provider, and has been unable to do so prior to the date for termination,
                    Investor may, not less than thirty (30) days prior to that date, serve a notice on Service Provider requiring Service
                    Provider to continue the services under this Agreement for a further 60 days. Service Provider shall comply with such
                    notice and the Agreement shall continue until the end of the
                    60 day extension.

         12.4 Procedures upon Expiration or Termination. Upon the expiration or termination of this Agreement, Service Provider, as directed by Investor, either
(a) will within ten (10) Business Days immediately deliver all documents, files, books, paper, accounts, and computer files relating to the Assets (the
"Records") that are in Service Provider's possession or control to the control of Investor who shall be deemed Investor of all such materials throughout this
Agreement and thereafter, which Records shall be transported in the manner requested by Investor and at the cost of Investor. Service Provider shall prepare and deliver notices to all borrowers and tenants of such change in payment instructions, if any, as Investor shall direct and to all other parties
(including tax authorities) affected by such termination of any change in billing address as Investor shall in writing direct.

         12.5 Duty of Cooperation. Upon the expiration or termination of this
Agreement, the parties will cooperate with each other to effect an efficient and smooth transition of responsibility with respect to the Assets and the Loans.

         12.6 Termination and Arbitration. The Service Provider and Investor
agree that if either party challenges the termination or expiration of this
Agreement under the dispute resolution procedures set forth in Section 14, this shall not postpone or delay the termination or expiration of this Agreement beyond the time periods set out in this Agreement.

                                  ARTICLE XIII

          REPRESENTATIONS, WARRANTIES AND COVENANT OF SERVICE PROVIDER

          13.1 Representations and Warranties. Service Provider represents and warrants to Investor that as of the date of this Agreement:

                  (a) Service Provider (A) is a corporation, duly organized, validly existing and in good standing under the laws of Hong Kong;

                  (b) Service Provider has the full power and authority to
         execute, deliver and perform all transactions contemplated by this
         Agreement, and Service Provider has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                                                                         Page 20

                  (c) The execution and delivery of this Agreement, the
         consummation of the transactions contemplated hereby, and the performance of or compliance with the terms and conditions of this
         Agreement will not conflict with or result in a breach of or default under any of the terms, conditions or provisions of Service Provider's articles of incorporation or by-laws or any agreement or instrument to which Service Provider is now a party or by which it is bound, or any applicable law, the breach or violation of which would materially impair Service Provider's ability to perform under this Agreement;

                  (d) Service Provider can perform each and every covenant to be performed by it contained in this Agreement in all material respects and the obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it and enforceable against it in accordance with the terms of this Agreement;

                  (e) There is no litigation pending against Service Provider, or, to Service Provider's knowledge, threatened, which, if determined adversely to Service Provider, would adversely affect the ability of
         Service Provider to service the Loans or any REO Property hereunder in accordance with the terms hereof or which would have a material adverse effect on the financial condition of Service Provider;

                  (f) Service Provider has or will have at the time of
         performance all licenses, authorizations, consents, approvals and permits required by applicable laws in order to perform its obligations under this Agreement, and otherwise complies with all laws material and applicable to the performance of those obligations;

                  (g) No representation, warranty or statement of Service
         Provider in this Agreement is untrue or inaccurate in any material respect; and

                  (h) Service Provider has not taken any corporate action nor have any other steps been taken or legal proceedings been started or
         (to the best of its knowledge and belief) threatened against Service
         Provider for its winding-up, dissolution, administration or re-organization (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

         13.2 Covenant. Service Provider shall obtain, maintain and comply with the terms of all licenses, authorizations, consents, approvals and permits required by applicable laws the violation of which would materially impair its ability to perform its obligations under this Agreement.

                                                                         Page 21

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         14.1 No Partnership Intended. Nothing in this Agreement shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

         14.2 Entire Agreement. This Agreement embodies the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior agreements and understandings between the parties or either of the parties and any Affiliate of any party with respect to such subject matter save that the memorandum entered into by the Investor and the Service Provider on May 22, 2003 shall continue to remain in full force and effect and binding on the parties so long as the
Service Provider performs its obligations hereunder. Upon a breach by the
Service Provider of its obligations hereunder, the Investor shall have the right, upon notice in writing to the Service Provider, to terminate the memorandum.

         14.3 Amendment; Counterparts. This Agreement may only be amended in writing signed by both of the parties. This Agreement and any amendment hereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.4     Benefit and Burden.

                  (a) This Agreement shall inure to the benefit of and be
         binding upon the parties hereto and their respective successors and assigns; provided, however, that neither party may assign this
         Agreement without the prior consent of the other party hereto except to an Affiliate of the assigning party (which Affiliate shall expressly assume the obligations of the assigning party), provided such Affiliate assignment shall not relieve the assigning party from any liability hereunder and such Affiliate has all requisite license(s) required, if any, to perform its obligations under this Agreement and has obtained any and all authorizations from relevant authorities (including with respect to maintenance of ABS Plan approval) required for such assignment. For purposes of this provision, the sale or transfer of a controlling interest in Service Provider or its parent shall not constitute an assignment or transfer of rights or benefits under this
         Agreement.

                  (b) Notwithstanding any provision to the contrary, Investor shall have the right to assign this Agreement to a lender to secure
         Investor's obligation to repay a loan from such lender to Investor, provided that any such assignment shall provide that Service Provider shall not be required to perform any of its obligations hereunder unless the obligations of Investor have been and are being fully performed in all material respects.

                  (c) Except as may otherwise be expressly provided herein,
         nothing contained in or referred to in this Agreement is intended or shall be construed to give any Person

                                                                         Page 22

         other than parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions hereof, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities in this
         Agreement and all other conditions and provisions of this Agreement are for the sole and exclusive benefit of the parties hereto and for the benefit of no other Person.

         14.5 Transactions with Affiliates. Service Provider may enter into transactions with or otherwise deal with any of its Affiliates in carrying out its obligations under this Agreement; provided, however, that Investor shall have given prior written consent to such transactions or dealings and the terms thereof if Investor will be expected to bear the expenses of such Affiliates.
All such transactions under the proviso in this Section shall be on an arm's-length basis and at market rates.

         14.6 Notices. Any report, demand, notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered personally, by facsimile transmission or telecopy (with a hard copy and a transmission confirmation sent by a recognized overnight national carrier service (such as Federal Express) for next Business Day delivery) or by a recognized overnight national courier service (such as Federal Express) for next
Business Day delivery or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

If to Investor:               Citigroup Financial Products Inc.
                              18th Floor
                              3 Exchange Square, Hong Kong
                              Attn: John Redick/Patrick Chui
                              Fax:   852-2537-4239

If to Service Provider:       ChinaWe.com Inc.
                              Room 1307, 13th Floor
                              Block A, Fuk Keung Industrial Building
                              66-68 Tong Mi Road, Kowloon, Hong Kong
                              Attn: Ken Wai / Vivian Chu
                              Fax.:    852-2395-5728

Any notice delivered to a party's designated address by (a) personal delivery,
(b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party's designated address. Confirmation by the courier delivering any notice given pursuant to this Section shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. or Korean Postal Service or the courier service. Any notice delivered to a party's

                                                                         Page 23

designated address by facsimile or telecopy (with a hard copy confirmation as required above) shall be deemed received by such party on the date sent, unless the time of receipt by the recipient is other than normal business hours in which case it shall be deemed received on the next Business Day.

         14.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

         14.8 Governing Law. This Agreement shall be governed by, and shall be construed in accordance with Hong Kong law..

         14.9 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         14.10 No Waiver. No waiver of breach shall be effective against either party unless it is in writing, signed by that party. No waiver by either party of any breach of any term or covenant contained in this Agreement shall operate as a waiver of such term or covenant itself, or of any subsequent breach thereof.

         14.11 Survival. The terms, conditions and covenants contained in this
Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement, including without limitation
(a) the parties' respective indemnity and other obligations under Article X, (b)
the representations and warranties of the Service Provider set forth in Articles
XIII to the extent necessary for either party's discharge of its post-termination payment and performance obligations and to the extent the breach of the same by a party creates any third party liability of the other party which arises or is pursued after the expiration or termination of this
Agreement, (c) provisions of this Agreement relating to the availability and maintenance of books and records, and to resolution of disputes; (d) Service
Provider's right to amounts earned or reimbursable prior to or concurrent with termination; and (e) the confidentiality obligation contained in Section 14.13.

         14.12 Limitation of Recourse. There shall be no liability under this
Agreement of, nor any recourse under this Agreement to, any officer, director, shareholder, affiliate, employee or agent of either party to this Agreement except as set forth herein.

         14.13 Confidentiality. Service Provider agrees not to disclose any of the acquisition prices, values or disposition prices relating to the Assets to be serviced pursuant to the terms of this Agreement, or other non-public information which relates to Investor which Service Provider obtains in the course of performing its obligations or receiving the benefits under this
Agreement and Investor agree not to disclose any of Service Provider's servicing fees, methods or software or other technology or other non-public information which relates to Service Provider which Investor obtains in the course of
Service Provider performing its obligations or receiving the benefits under this
Agreement; provided that such disclosure may be made by a party (a) to any person who is a partner, officer, director of employee of such party or counsel to

                                                                         Page 24

or accountants of the disclosing party, provided they agree to comply with the confidentiality obligations hereunder (b) with the prior consent of the other party, (c) pursuant to a statute, rule or regulation or subpoena or order issued by a court, arbitrator or governmental body, agency or official or (d)
following a time after which such information has become publicly available other than by an act of, or failure to act by, the disclosing party.

In the event that the Service Provider shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, it shall (i) promptly notify Investor thereof, (ii) consult with Investor on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with Investor in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

         14.14 Cooperation in Good Faith. Notwithstanding anything to the contrary contained herein, each party hereto agrees that it will deal with the other party fairly and in good faith in all matters under this Agreement.

         14.15 Further Assurances. Each Party agrees to execute and deliver such additional documents and to take such additional actions as may be necessary or appropriate to effect the provisions of this Agreement and all transactions contemplated hereby, including, without limitation, any amendments to the Asset
Securitization Plan that may be necessary or appropriate from time to time to reflect the transactions contemplated hereby.

          14.16 Interpretation. In this Agreement headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

                  (a) other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning;

                  (b) words importing the singular include the plural and vice versa, words importing a gender include any gender and any expression importing a natural person includes any company, partnership, joint venture, association or corporation;

                  (c) a reference to a document includes all amendments or
         supplements to, or replacements or novations of, that document and a reference to a party to a document includes that party's successors and permitted assigns;

                  (d) a reference to a body other than a party to this Agreement
         (including an institute, association or authority), whether statutory or not which ceases to exist or whose powers or functions are transferred to another body is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

                  (e) the use of the word includes or including (or similar) in a clause as an introduction to a list of things, does not limit the clause to that list or to things of a similar type;

                                                                         Page 25

                  (f) a reference to a part, section, clause, party, annex,
         exhibit or schedule is a reference to a part, section and clause of, and a party, annex, exhibit and schedule to, this Agreement;

                  (g) a reference to any statute or regulation includes all
         statutes and regulations amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

                  (h) a reference to a notice or written consent shall include communications via e-mail.

                           [Signature Page(s) follows]

                                                                         Page 26

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            INVESTOR:

                                            CITIGROUP FINANCIAL PRODUCTS INC.

                                            By: /s/ Joseph T. Draper
                                                --------------------------------
                                                Name:  Joseph T. Draper
                                                Title: Managing Director

                                                                         Page 27

                                            SERVICE PROVIDER:

                                            CHINAWE.COM INC.

                                            By: /s/ Ken Wai
                                               --------------------------------
                                               Name:  Ken Wai
                                               Title: Director

                                                                         Page 28

                          LIST OF EXHIBITS AND SCHEDULE

         Exhibit A                          Description of Assets

         Exhibit B                          Business Plan Template

         Exhibit C                          Monthly Reports

                                    EXHIBIT A

               Description of Assets and Allocated Purchase Price

To be mutually agreed upon by the Effective Date based on the assets purchased and purchase price paid under the Purchase Agreement.

                                   EXHIBIT A-1

                              DESCRIPTION OF LOANS

                                    EXHIBIT B

                             Business Plan Template

                                    EXHIBIT C

                                 Monthly Reports